UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2007
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-892 (Commission File Number)	34-0252680 (IRS Employer Identification No.)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations And Financial Condition.
Item 9.01. Financial Statements and Exhibits.
Signatures
Exhibit Index

Section 2 – Financial Information
Item 2.02. Results of Operations And Financial Condition.
     On October 25, 2007, Goodrich issued a press release announcing its financial results for the third quarter 2007, updating its outlook for full year 2007 and announcing its 2008 outlook. A copy of the press release is furnished as Exhibit 99.1 hereto.
     Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on October 25, 2007. By press releases dated October 8, 2007 and October 24, 2007, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Goodrich Corporation Press Release dated October 25, 2007 titled “Goodrich Announces 39 Percent Increase in Earnings per Diluted Share from Continuing Operations for Third Quarter 2007, Increases Outlook for 2007 Income per Diluted Share from Continuing Operations and Announces 2008 Outlook.”
Exhibit 99.2 Goodrich written presentation dated October 25, 2007 titled “Goodrich Corporation Third Quarter 2007 Results.”

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Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION
(Registrant)

Date: October 25, 2007	By: /s/ Scott E. Kuechle

Scott E. Kuechle
Senior Vice President and
Chief Financial Officer

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Exhibit Index
Exhibit 99.1 Goodrich Corporation Press Release dated October 25, 2007 titled “Goodrich Announces 39 Percent Increase in Earnings per Diluted Share from Continuing Operations for Third Quarter 2007, Increases Outlook for 2007 Income per Diluted Share from Continuing Operations and Announces 2008 Outlook.”
Exhibit 99.2 Goodrich written presentation dated October 25, 2007 titled “Goodrich Corporation Third Quarter 2007 Results.”

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